                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------
                           AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   March 21, 1996


                             SAVIN ELECTRONICS INC.
               (Exact name of registrant as specified in charter)

        New Jersey                    33-36670                   22-3061278
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


C/O GARY B. WOLFF, P.C.
747 THIRD AVENUE, NEW YORK, NEW YORK                                10017
- --------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code    212-644-6446


         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

         On April 4, 1996 the Registrant filed, with the Securities and Exchange Commission, a Form 8-K with date of report of March 21, 1996, wherein it referred to various changes in Registrant as indicated in Items 1, 5 and 6 of such Form 8-K, the full contents of such 8-K inclusive of Exhibits A and B thereto being herewith incorporated by reference as if fully set forth and repeated herein; such exhibits being Acquisition Agreement dated March 21, 1996 (Exhibit A) and certified financial statements of acquired business for calendar years ended December 31, 1993 and 1994 (Exhibit B).

         Item 7(a) of such Form 8-K indicated, in part, that when the December 31, 1995 audited financial statements of the acquired company became available same would be filed as an amendment to the aforesaid Form 8-K. Further, Item 7(b) indicated that in accordance with Item 7(a)(4) of the general instructions to Form 8-K pro forma financial statements would similarly be provided in an amendment to aforesaid 8-K. Accordingly, this first amendment to such Form 8-K is being filed solely for the purposes heretofore indicated and referred to in
Item 7 hereof.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired - Audited consolidated financial statements for calendar year ended December 31, 1995 are enclosed as Exhibit A.

         (b) Pro Forma Financial Information - In accordance with Item 7(a)(4) of the general instructions to Form 8-K pro forma financial information is filed as Exhibit B.

         (c) Exhibits -

             Exhibit A - Consolidated financial statements of business acquired for calendar year ended December 31, 1995.

             Exhibit B - Pro forma financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SAVIN ELECTRONICS INC.



                                         By  /Meir Portnoy/
                                            ------------------------------------
                                            Meir Portnoy, President



                                         By  /Avi Pines/
                                            ------------------------------------
                                            Avi Pines, Secretary



Dated:  June 20, 1996

                                  Exhibit A






                             SAVIN ELECTRONICS LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS


                                DECEMBER 31, 1995

[LETTERHEAD]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE SHAREHOLDERS OF
SAVIN ELECTRONICS LTD.

We have audited the accompanying consolidated balance sheets of Savin Electronics Ltd. ("the Company") and its subsidiaries at December 31, 1995 and 1994 and the related statements of operations, shareholders' deficiency and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Auditors' (Mode of Performance) Regulations (Israel), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at December 31, 1995 and 1994 and their consolidated results of operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with accounting principles generally accepted in the United States.

The consolidated financial statements have been translated into dollars for the purposes of their inclusion in the financial statements of Savin Electronics Inc. (see Notes 1 and 2b to the financial statements).



/s/ BDO Almagor & Co.
- -------------------------------
BDO ALMAGOR & CO.
CERTIFIED PUBLIC ACCOUNTANTS

Ramat-Gan, Israel,
May 14, 1996

                             SAVIN ELECTRONICS LTD.
                        CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

                                                                          Page

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    2

CONSOLIDATED FINANCIAL STATEMENTS:

   BALANCE SHEETS                                                           3
    as at December 31, 1995, 1994 and 1993

   STATEMENTS OF OPERATIONS                                                 5
    for the years ended December 31, 1995, 1994 and 1993

   STATEMENT OF SHAREHOLDERS' EQUITY                                        6
    for the years ended December 31, 1995, 1994 and 1993

   STATEMENTS OF CASH FLOWS                                                 7
    for the years ended December 31, 1995, 1994 and 1993

   NOTES TO FINANCIAL STATEMENTS                                          9-18

                             SAVIN ELECTRONICS LTD.

                           CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31,
                                                      -------------------
                                                      1 9 9 5       1 9 9 4
                                                      -------       -------
                                                         ($ IN THOUSANDS)

  ASSETS
Current assets (Note 16)
 Cash and cash equivalents (Notes 2e)                      12          169
 Marketable securities (Notes 2f&3)                     -               80
 Receivables:
   Trade less allowance for doubtful accounts
   of US$ 32 thousand at December 31, 1995 and
   US$ 27 thousand at December 31, 1994 (Note 2k)       1,756        1,983
   Other and prepaid expenses (Note 5)                    227          196
 Inventories (Notes 2g&6)                               2,045        1,954
                                                        -----        -----

  Total current assets                                  4,040        4,382
                                                        -----        -----

Related parties - shareholders (Note 4)                   293          280
                                                        -----        -----

Property and equipment (Notes 2h&7)
 Cost                                                   1,177        1,287
 Less - Accumulated depreciation                          563          528
                                                        -----        -----

                                                          614          759
                                                        -----        -----
Other assets, net (Note 8)                               -              16
                                                        -----        -----








                                                        4,947        5,437
                                                        =====        =====











               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             SAVIN ELECTRONICS LTD.

                                                                       DECEMBER 31,
                                                                ----------------------------
                                                                1 9 9 5              1 9 9 4
                                                                -------              -------
                                                                       ($ IN THOUSANDS)

 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities (Notes 14&16)
 Short-term credits (Note 9)                                      3,628                3,596
 Payables:
   Trade                                                          1,236                1,385
   Other and accrued expenses (Note 10)                             702                  570
                                                                  -----               ------

     Total current liabilities                                    5,566                5,551
                                                                  -----                -----
Long-term liabilities
 Long-term debt (Note 11)                                           215                  513
 Accrued severance pay (Note 12)                                    174                  145
                                                                  -----               ------

                                                                    389                  658
                                                                  -----               ------

Commitments and contingent liabilities (Note 13)

Shareholders' deficiency
 Share capital:
 Ordinary shares of NIS 1 par value
  (Authorized - 2,200,000 shares, issued and
   outstanding - 1,950,000 at December 31, 1995 and 1994)
 Ordinary shares of NIS 0.0001 par value
  (Authorized - 499,000 shares, issued and
   outstanding - 449,000 at December 31, 1995 and 1994)
 Management shares of NIS 0.0001 par value
  (Authorized - 998 shares, issued and
   outstanding - 998 at December 31, 1995 and 1994)
 Deferred shares of NIS 0.0001 par value
  (Authorized - 2 shares, issued and
   outstanding - 2 at December 31, 1995 and 1994)                   793                  793
 Foreign currency translation adjustment                             60                   99
 Unrealized gains on marketable securities, net                    -                      28
 Accumulated deficit                                             (1,861)              (1,692)
                                                                  -----                -----
                                                                 (1,008)                (772)
                                                                  -----               ------

                                                                  4,947                5,437
                                                                  =====                =====




  /s/ M. Portnoy                             /s/ A. Pines
  ----------------------------------         -----------------------------------
  M. Portnoy                                 A. Pines
  Chairman of the Board of Directors         Member of the Board of Directors
  and Chief Executive Officer                and Deputy Chief Executive Officer



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             SAVIN ELECTRONICS LTD.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------
                                                               1 9 9 5            1 9 9 4           1 9 9 3
                                                               -------            -------           -------
                                                            ($ IN THOUSANDS, EXCEPT SHARE DATA)

Revenues (Notes 2i&17a)
 Systems sales                                                     5,865             5,678             5,138
 Maintenance and other services                                      756               558               488
                                                              ----------        ----------        ----------
Total revenues                                                     6,621             6,236             5,626

Cost of revenues (Note 17b):
 Systems sales                                                     4,119             3,699             3,165
 Maintenance and other services                                      185               155               110
                                                              ----------        ----------        ----------
Total cost of revenues                                             4,304             3,854             3,275
                                                              ----------        ----------        ----------

 Gross profit                                                      2,317             2,382             2,351

Research and development costs, net (Notes 2j&17c)                   207               285               407

Selling, general and administrative expenses (Note 17d)            1,717             1,626             1,251
                                                              ----------        ----------        ----------

 Operating profit                                                    393               471               693

Financial expenses, net (Note 17e)                                  (640)             (539)             (592)
Other income (expenses), net                                          78               (14)              (10)
                                                              ----------        ----------        ----------

 Net income (loss)                                                  (169)              (82)               91
                                                              ==========        ==========        ==========

Earnings (loss) per share (Note 17f)                               (0.09)            (0.04)             0.05
                                                              ==========        ==========        ==========

Weighted average number of
 shares outstanding (Note 17f)                                 1,950,045         1,950,045         1,950,045
                                                              ==========        ==========        ==========










               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             SAVIN ELECTRONICS LTD.

                        STATEMENT OF SHAREHOLDERS' EQUITY

                                                             FOREIGN CURRENCY                                          TOTAL
                                                   SHARE        TRANSLATION         UNREALIZED      ACCUMULATED     SHAREHOLDERS'
                                                   CAPITAL      ADJUSTMENT          GAINS, NET      DEFICIT           EQUITY
                                                   -------      ----------          ----------      -------           ------
                                                                                ($   IN   THOUSANDS)
                                                   ------------------------------------------------------------------------------

Balance at January 1, 1993                              709                                          (1,617)           (908)

Distribution of bonus shares                             84                                             (84)            -

Foreign currency transaction adjustment                             114                                                 114

Unrealized gains on marketable securities, net                                           41                              41

Net income for the year                                                                                  91              91
                                                        ---         ---                 ---          ------             ---

Balance at December 31, 1993                            793         114                  41          (1,610)           (662)

Foreign currency translation adjustment                             (15)                                                (15)

Unrealized losses on marketable securities, net                                         (13)                            (13)

Loss for the year                                                                                       (82)            (82)
                                                        ---         ---                 ---          ------             ---

Balance at December 31, 1994                            793          99                  28          (1,692)           (772)

Foreign currency translation adjustment                             (39)                                                (39)

Realized gains on marketable securities, net                                            (28)                            (28)

Loss for the year                                                                                      (169)           (169)
                                                        ---         ---                 ---          ------          ------

Balance at December 31, 1995                            793          60                  -           (1,861)         (1,008)
                                                        ===         ===                 ===          ======          ======







               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             SAVIN ELECTRONICS LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------
                                                                 1 9 9 5       1 9 9 4      1 9 9 3
                                                                 -------       -------      -------
                                                                           ($ IN THOUSANDS)

 CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income (loss)                                                (169)          (82)           91
 Adjustments to reconcile net income (loss)
  to net cash used in operating activities (Appendix A)            156          (808)         (209)
                                                                ------        ------        ------
 Net cash used in operating activities                             (13)         (890)         (118)
                                                                ------        ------        ------

 CASH FLOWS FROM INVESTING ACTIVITIES:

 Proceeds from sale of marketable securities                        78            --            --
 Non-current related parties                                       (13)          (54)         (100)
 Purchase of property and equipment and other assets, net          (71)         (246)         (347)
 Proceeds from sale of property and equipment                        7            --            --
 Investment in marketable securities, net                           --            (3)           17
 Proceeds from sale of investment in 50% -
  owned affiliate (Appendix B)                                      17            --            --
                                                                ------        ------        ------
 Net cash provided by (used in) investing activities                18          (303)         (430)
                                                                ------        ------        ------

CASH FLOWS FROM FINANCING ACTIVITIES:

 Receipt of long-term debt                                          77           104           309
 Repayment of long-term debt                                      (665)         (494)          (34)
 Short-term credit received (paid), net                            428         1,653           217
                                                                ------        ------        ------
 Net cash provided by (used in) financing activities              (160)        1,263           492
                                                                ------        ------        ------

Effect on exchange rate changes on cash                             (2)           (1)           12
                                                                ------        ------        ------

 Increase (decrease) in cash and cash equivalents                 (157)           69           (44)

 Cash and cash equivalents at beginning of year                    169           100           144
                                                                ------        ------        ------

 Cash and cash equivalents at end of year                           12           169           100
                                                                ======        ======        ======


APPENDIX A - Adjustments to reconcile net income (loss)
  to net cash used in
  operating activities:
  Depreciation and amortization                                    154           156           121
  Gain on sale of marketable securities                            (26)           --            --
  Gain on sale of property and equipment                            (3)           --            --
  Increase (decrease) in accrued severance pay, net                 29            63            (5)
  Erosion in value of long-term loans                                4            17           104
  Gain on sale of investment in 50%-owned affiliate                (13)           --            --
                                                                ------        ------        ------

                                                                   145           236           220
                                                                ------        ------        ------
 Changes in assets and liabilities:

 Decrease (increase) in assets:

  Trade receivables                                                 15          (872)         (156)
  Other receivables and prepaid expenses                           (28)           14          (167)
  Inventories                                                     (151)         (620)         (443)
 Increase (decrease) in liabilities:
  Trade payables                                                    (4)          333           232
  Other payables and accrued expenses                              179           101           105
                                                                ------        ------        ------
                                                                    11        (1,044)         (429)
                                                                ------        ------        ------

                                                                   156          (808)         (209)
                                                                ======        ======        ======


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                             SAVIN ELECTRONICS LTD.

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTD.)

APPENDIX B

                                             YEAR ENDED DECEMBER 31,
                                             -----------------------
                                                     1 9 9 5
                                                     -------
                                                 $ IN THOUSANDS
                                                 --------------

Cash and cash equivalents from sale
 of investment in 50%-owned affiliate:

Working capital excluding cash                        (15)
Fixed assets                                          (34)
Other assets                                          (12)
Long term debt                                         57
Gain on disposal                                      (13)
                                                     ----
                                                      (17)
                                                     ====

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

a. Savin Electronics Ltd. ("the Company") is an Israeli corporation, which develops, manufactures and markets power electronic products oriented towards supplying quality power to sensitive computer and electronic systems, utilized in the data-processing industry, medical institutions, etc. The Company sells its products mainly in Israel, the United States and Europe.

b. The Company was founded in 1977. In recent years, the Company has incurred losses, mainly attributable to financial expenses. As of December 31, 1995, the Company has deficiencies on working capital and shareholders' equity of approximately $ 1.5 million and $ 1 million, respectively.

      Subsequent to the balance sheet date, in March 1996, the shareholders of the Company effected a share exchange transaction with the shareholders of an United States company, American Acquisition Company, which subsequently changed its name to Savin Electronics Inc. ("Savin Inc.") As a result of the share exchange transaction, the Company became a 100%-subsidiary of Savin Inc. Following this transaction, Savin Inc. invested $ 880 thousand into the Company's equity.

      As a result of this investment, Company management anticipates that the Company's financial expenses will be reduced in the future, and its working capital will be improved.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a.    USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

      Actual results could differ from those estimates.

b.    TRANSLATION INTO U.S. DOLLARS

      The functional currency of the Company is the new Israeli shekel ("NIS"). The consolidated financial statements have been translated into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board (FASB). Assets and liabilities have been translated at year-end exchange rates and statement of operations have been translated at average rates prevailing during the year. Such translation adjustments have been recorded as a separate component of shareholders' equity.

c.    PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated.

d.    RATE OF EXCHANGE AND LINKAGE BASIS

      Assets and liabilities in, or linked to, foreign currency are included on the basis of the representative exchange rate prevailing at the balance sheet date. Representative rates of exchange for the U.S. dollar were as follows:

         December 31, 1995 - NIS 3.135
         December 31, 1994 - NIS 3.018
         December 31, 1993 - NIS 2.986

      Balances linked to the C.P.I. are stated using the specific index to which the balances are linked.

e.    CASH EQUIVALENTS

      Cash equivalents include all highly liquid deposits with an original maturity of less than three months.

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (contd.)

f.    MARKETABLE SECURITIES

      The Company classifies its marketable securities as "available-for-sale" securities in accordance with Statement No. 115 of the FASB. Unrealized holding gains and losses related to "available-for-sale" securities are reported as part of shareholders' equity until realized.

g.    INVENTORIES

      Inventories are stated at the lower of cost or market. Cost is determined as follows:

      Purchased goods, components and accessories - by first-in-first-out method. Products-in-process and finished products - at computed cost.

h.    PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements. Annual rates of depreciation and amortization are as follows:


              Machinery and equipment                 10-15% (mainly 15%)
              Motor vehicles                          15%
              Office furniture and equipment          6-20% (mainly 20%)
              Leasehold improvements                  10-12.5%


i.    REVENUE RECOGNITION

      Sales are recognized upon shipment and upon acceptance by customers.

j.    RESEARCH AND DEVELOPMENT COSTS

      Research and development costs, net of third-party participation, are expensed as incurred.

k.    ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The allowance for doubtful accounts has been made on the basis of specific accounts receivable.

l.    DEFERRED INCOME TAXES

      Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements, and for tax purposes at the tax rates expected to be in effect when these differences reverse, in accordance with Statement No. 109 of the FASB (Accounting for Income Taxes).

m.    PROVISION FOR WARRANTIES

      The Company warrants its products, on the basis of past experience, at a rate of 1/2% of sales of systems in Israel.

o.    RECLASSIFICATION

      Certain figures from prior years have been reclassified in order to conform to the 1995 presentation.

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - MARKETABLE SECURITIES

Comprised as follows:


                                                    DECEMBER 31,
                                          ------------------------------
                                          1 9 9 5                1 9 9 4
                                          -------                -------
                                                 ($ IN THOUSANDS)

Shares                                       -                      2
Mutual funds                                 -                     78
                                           -----                   --
                                             -                     80
                                           =====                   ==




NOTE 4 - RELATED PARTIES - SHAREHOLDERS

The balance represents loans made to two of the Company's shareholders. The highest balance during the year was $ 312 thousand. Through December 31, 1995, the balance was linked to the Israel consumer price index. Subsequent to the balance sheet date, the Company signed an agreement with the two shareholders which changed the terms of the loans, such that the loans will be linked to the Israeli consumer price index or the dollar with the addition of 3%-interest whichever is higher and will be repayable in 36 equal monthly instalments commencing January 1, 1999. At the date of each instalment, interest or linkage difference, as applicable, will be added to the repayment. The shareholders may repay the outstanding balance of their loans, or any part thereof, at any time earlier than the due dates.


NOTE 5 - OTHER RECEIVABLES AND PREPAID EXPENSES

Comprised as follows:


                                                      DECEMBER 31,
                                            ------------------------------
                                            1 9 9 5              1 9 9 4
                                            -------              -------
                                                  ($ IN THOUSANDS)

Tax authorities                              102                  100
Income receivable                             33                   57
Advances to suppliers                         48                   -
Prepaid expenses                              -                    16
Others                                        44                   23
                                             ---                  ---
                                             227                  196
                                             ===                  ===


NOTE 6 - INVENTORIES

Comprised as follows:

                                                   DECEMBER 31,
                                          ----------------------------
                                          1 9 9 5              1 9 9 4
                                          -------              -------
                                                ($ IN THOUSANDS)

Components and accessories                 1,008                  851
Work-in-process                              501                  451
Finished products                            536                  652
                                           -----                -----
                                           2,045                1,954
                                           =====                =====

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - PROPERTY AND EQUIPMENT

a. COMPRISED AS FOLLOWS:


                                                                                         DECEMBER 31,
                                                                                ----------------------------
                                                                                1 9 9 5              1 9 9 4
                                                                                -------              -------
                                                                                      ($ IN THOUSANDS)

Cost:
     Machinery and equipment                                                       387                   406
     Motor vehicles                                                                259                   232
     Office furniture and equipment                                                105                   171
     Leasehold improvements                                                        426                   478
                                                                                   ---                   ---
                                                                                 1,177                 1,287
                                                                                 =====                 =====

Accumulated depreciation and amortization:
     Machinery and equipment                                                       246                   253
     Motor vehicles                                                                 92                    72
     Office furniture and equipment                                                 71                    77
     Leasehold improvements                                                        154                   126
                                                                                   ---                   ---
                                                                                   563                   528
                                                                                 =====                 =====


b. Liens - see Note 14.


NOTE 8 - OTHER ASSETS, NET

Comprised as follows:

                                                                                          DECEMBER 31,
                                                                                -------------------------------
                                                                                1 9 9 5                1 9 9 4
                                                                                -------                -------
                                                                                        ($ IN THOUSANDS)

Goodwill:

 Cost                                                                               -                     41

 Accumulated amortization   -                                                       -                     25
                                                                                   ---                    --
                                                                                    -                     16
                                                                                   ===                    ==



NOTE 9 - SHORT-TERM CREDITS

a.    COMPRISED AS FOLLOWS:

                                                                                        DECEMBER 31,
                                                        AVERAGE                 ----------------------------
                                                     RATE OF INTEREST           1 9 9 5                1 9 9 4
                                                     ----------------           -------                -------
                                                             %                         ($ IN THOUSANDS)
      Bank overdraft: Unlinked                         17.2% - 20.2%             1,226                   688
      Short-term bank loans: Unlinked                     8% - 17.5%             2,075                 2,238
      Current maturities of long-term debt                                         327                   670
                                                                                 -----                 -----
                                                                                 3,628                 3,596
                                                                                 =====                 =====


b.    Liens - see Note 14.

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - OTHER PAYABLES AND ACCRUED EXPENSES

Comprised as follows:

                                                                                         DECEMBER 31,
                                                                                ------------------------------
                                                                                1 9 9 5                1 9 9 4
                                                                                -------                -------
                                                                                       ($ IN THOUSANDS)

Payroll and related accruals (1)                                                   366                   271
Accrued expenses                                                                   229                   143
Prepaid income                                                                      88                    79
Tax authorities                                                                      7                    76
Others                                                                              12                     1
                                                                                   ---                   ---
                                                                                   702                   570
                                                                                   ===                   ===

(1) Including provision for vacation pay                                           107                   130
                                                                                   ===                   ===



NOTE 11 - LONG-TERM DEBT

a.     Comprised as follows:

                                                                                        DECEMBER 31,
                                                         AVERAGE                ----------------------------
                                                     RATE OF INTEREST           1 9 9 5              1 9 9 4
                                                     ----------------           -------              -------
                                                             %                         ($ IN THOUSANDS)

       Israeli Banks                                      LIBOR+3%                 430                 1,139

       Other (mainly in respect of

        capital leases)                                      (*)                   112                    44
                                                                                   ---                 -----
                                                                                   542                 1,183
       Less - Current maturities                                                   327                   670
                                                                                   ---                 -----
          Total long-term debt                                                     215                   513
                                                                                   ===                 =====



       (*) - linked to the Israeli consumer price index + 5.4%

b.     Aggregate maturities of long-term debt are as follows:

                                                                                         DECEMBER 31,
                                                                                ------------------------------
                                                                                1 9 9 5                1 9 9 4
                                                                                -------                -------
                                                                                       ($ IN THOUSANDS)

             First year - current maturities                                      327                     670
                                                                                  ---                   -----

             Second year                                                          132                     313
             Third year                                                            52                      85
             Fourth year                                                           26                      59
             Fifth year and thereafter                                              5                      56
                                                                                  ---
                                                                                  215                     513
                                                                                  ---                   -----


                                                                                  542                   1,183
                                                                                  ===                   =====


c. Securities - see Note 14.

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - ACCRUED SEVERANCE PAY

a. Comprised as follows:

                                                         DECEMBER 31,
                                               ------------------------------
                                               1 9 9 5                1 9 9 4
                                               -------                -------
                                                      ($ IN THOUSANDS)

      Liability to severance pay                188                     176
      Less - amount funded                       14                      31

                                                174                     145
                                                ===                     ===


b. The Company's liability for severance pay is calculated in accordance with Israeli law based on the latest salary paid to employees and the length of employment in the Company. Part of the liability is funded through managers' insurance policies, which are not under the Company's control.


NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES

a.    ROYALTIES

      1. The Company is committed to pay royalties to the Office of the Chief Scientist of the Government of Israel ("Chief Scientist") at a rate of 2-3% on proceeds of sales of products in the research and development of which the Chief Scientist participates by way of grants, up to 100% of the grants received (in dollar terms). The total amount of grants received, net of royalties paid, as at December 31, 1995 was approximately $ 461,000.

      2. The Company is obliged to pay royalties to the Government of Israel Fund for the Encouragement of Marketing Activities, at a rate of 3% on the increase in export sales compared to a base year of 1991, up to the amount granted on a dollar basis. The balance of the amount received, as at December 31, 1995 was approximately $ 122,000.

            The royalty expenses to the Chief Scientist and the Fund for the Encouragement of Marketing Activities in 1995 were $64,000 and $ 0, respectively. There were no expenses in respect of royalties in 1994.

b.    LEASE COMMITMENTS

      The Company's premises are rented under operating leases. The future annual operating rental payments under the above leases, in effect at December 31, 1995, are US$ 193 thousand.

c.    CONCENTRATION OF CREDIT RISK

      Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base and their wide geographical dispersion. The Company maintains an allowance for doubtful accounts, which management believes adequately covers all anticipated losses in respect of trade receivables.

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - LIENS AND SECURITIES

The total secured liabilities of the Company as at December 31, 1995 are comprised of bank loans and performance guarantees totalling US$ 4 million.

The liabilities of the Company are secured as follows:

1. Fixed first-priority lien on some of the plant and machinery and insurance rights

2.    Floating lien on plant and machinery totalling US$ 1.5 million.

3. Government guarantee, pursuant to the Law for the Encouragement of Capital Investments, 1959, totalling US$ 1.5 million (see Note 15).

4. The liabilities of the Company to leasing companies totalling US$ 31 thousand are secured under the ownership of the leasing company on the leased assets and a lien on the contractual rights of the Company in the leasing agreement and the assets.


NOTE 15 - TAXES ON INCOME

a.    TAXATION UNDER VARIOUS LAWS

      1.    Taxation under inflationary conditions

            All of the Company's income is subject to the provisions of the Income Tax Law (Adjustments for Inflation), 1985, pursuant to which the results for tax purposes are measured in real terms in accordance with changes in the Israeli consumer price index.

      2.    Industrial Company:

            The Company is an "Industrial Company" as defined by the Law for the Encouragement of Industry (Taxes), 1969, and as such, is entitled to certain tax benefits, mainly accelerated depreciation of machinery and equipment.

      3.    Approved Enterprise:

            Some of the Company's production facilities have been granted "Approved Enterprise" status with respect to an investment program approved under the Law for Encouragement of Capital Investments, 1959. Pursuant to the said law, the Company elected to adopt the "alternative benefits program" which entitles the Company to a complete exemption from tax on income derived therefrom for a period of two years out of a seven-year-period of benefits from the year in which such enterprises first generates taxable income. Income derived during the remaining years of benefits is taxable at the rate of 25%. The period of benefits is limited to twelve years from the commencement of production or fourteen years from the date of approval, whichever is earlier.

            In the event of a distribution of cash dividends, the Company will be liable for tax at a rate of 25%.

            As of December 31, 1995, the Company had not submitted the final performance report on the approved investment program, and consequently, investment program had not received final approval and the period of benefits had not commenced.

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - TAXES ON INCOME (contd.)

b. INCOME TAX ASSESSMENTS

      i. The Company has received final tax assessments for the tax years up to and including tax year 1991.

      ii. The Company has received discretionary assessments for the tax years 1992-1994. According to these assessments, instead of the loss for 1994 of $ 228 thousand, the tax authorities assessed the Company's income for 1994 at $ 320 thousand, which would result in a tax liability of approximately $ 120 thousand. The Company has appealed the abovementioned assessments. In the opinion of management, following discussions with the tax authorities, the abovementioned assessments will be reduced and no additional tax liability will be incurred.

      iii. As a result of an audit of the Company's tax deductions (salaries, travelling expenses, etc.) carried out by the income tax authorities in respect of the years 1993 and 1994, the Company received an assessment of approximately $ 500,000. Most of this amount relates to loans made by the Company to two shareholders in the abovementioned years, which the tax authorities deem to be benefits-in-kind. This claim is rejected by the Company.

            This matter is the subject of discussion between the Company's management and the income tax authorities. In management's opinion, the final tax liability in respect of this assessment will not be in excess of $ 100 thousand. A provision for this amount has been made in these financial statements under general and administrative expenses.

c.    DEFERRED INCOME TAXES

                                                       DECEMBER 31,
                                               ------------------------------
                                               1 9 9 5                1 9 9 4
                                               -------                -------
                                                      ($ IN THOUSANDS)

      Deferred tax assets:
       Net operating loss carryforwards          74                      80
       Other                                    117                      35
                                                ---                     ---
                                                191                     115
      Less valuation allowance                 (191)                    (80)
                                                ---                     ---
                                                 -                       35
                                                ---                     ---
      Deferred tax liabilities:
       Depreciation                              -                      (35)
                                                ---                     ---
                                                 -                       -
                                                ===                     ===


      The deferred taxes are computed at a rate of 36%.

      Under Statement No. 109 of the FASB, deferred tax assets are to be recognized for the anticipated tax benefits associated with net operating loss carryforward and deductible temporary differences, unless it is more likely than not that some or all of the deferred tax asset will not be realized. The adjustment is made by a valuation allowance.


NOTE 16 - MONETARY BALANCES IN ISRAELI CURRENCIES

                            DECEMBER 31, 1995           DECEMBER 31, 1994
                          ----------------------     ------------------------
                                      LINKED TO                    LINKED TO
                          UNLINKED   ISRAELI CPI     UNLINKED     ISRAELI CPI
                          --------   -----------     --------     -----------
                            ($ IN THOUSANDS)            ($ IN THOUSANDS)
                          ----------------------     ------------------------
Assets:
 Current assets            1,004            304       1,361            408
                           =====          =====       =====          =====
Liabilities:
 Current liabilities       3,471             48       3,422             32
                           =====          =====       =====          =====

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 17 - SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION

a. CLASSIFICATION OF TOTAL REVENUES BY GEOGRAPHICAL DISTRIBUTION:

                                                             YEAR ENDED DECEMBER 31,
                                                      -----------------------------------
                                                      1 9 9 5       1 9 9 4       1 9 9 3
                                                      -------       -------       -------
                                                               ($ in thousands)

     Israel                                             3,430         2,860         2,489
     Europe                                             1,011         1,375         1,600
     America                                            1,179           909           624
     Far East                                             777           962           863
     Other                                                224           130            50
                                                        -----         -----        ------
      Total revenues                                    6,621         6,236         5,626
                                                        =====         =====         =====

In 1995 and 1994, sales to one customer accounted for 10% or more of total revenues (1995 - 12%, 1994 - 10%).

b. COST OF REVENUES

                                                             YEAR ENDED DECEMBER 31,
                                                      -----------------------------------
                                                      1 9 9 5       1 9 9 4       1 9 9 3
                                                      -------       -------       -------
                                                               ($ IN THOUSANDS)

     Materials and components                           2,809         2,827         2,314
     Salaries and employees' benefits                   1,423           972           731
     Depreciation                                          79            61            72
     Other costs                                          279           253           378
                                                        -----        ------         -----
                                                        4,590         4,113         3,495
     Less - Increase in finished goods and
      work-in-process                                    (286)         (259)         (220)
                                                        -----         -----         -----
                                                        4,304         3,854         3,275
                                                        =====         =====         =====



c.   RESEARCH AND DEVELOPMENT EXPENSES, NET

                                                             YEAR ENDED DECEMBER 31,
                                                      -----------------------------------
                                                      1 9 9 5       1 9 9 4       1 9 9 3
                                                      -------       -------       -------
                                                               ($ IN THOUSANDS)

     Research and development expenses                    288           460           527
     Less - Participation                                  81           175           120
                                                          ---           ---           ---
     Research and development expenses, net               207           285           407
                                                          ===           ===           ===



d.   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                             YEAR ENDED DECEMBER 31,
                                                      -----------------------------------
                                                      1 9 9 5       1 9 9 4       1 9 9 3
                                                      -------       -------       -------
                                                               ($ IN THOUSANDS)

     Selling expenses                                     725           698           628
     General and administrative expenses                  992           928           623
                                                        -----        ------         -----
                                                        1,717         1,626         1,251
                                                        =====         =====         =====

                             SAVIN ELECTRONICS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION (CONTD.)

e. FINANCIAL EXPENSES, NET

                                                             YEAR ENDED DECEMBER 31,
                                                      -----------------------------------
                                                      1 9 9 5       1 9 9 4       1 9 9 3
                                                      -------       -------       -------
                                                               ($ IN THOUSANDS)

  Financial income                                         50           -               7
                                                        -----         -----          ----
  Financial expenses:

   Interest and bank commissions                          598           444           -
   Loss on currency hedging transaction (*)                92            95           599
                                                        -----          ----           ---

                                                          690           539           599
                                                        -----         -----         -----
  Financial expenses, net                                 640           539           592
                                                        =====         =====         =====



  (*) There are no outstanding forward contracts as at December 31, 1995.

f.    EARNINGS (LOSS) PER SHARE

      Earnings (loss) per share are computed on the basis of the weighted average number of shares outstanding during each year.

                                   Exhibit B

            SAVIN ELECTRONICS, LTD AND SAVIN ELECTRONICS, INC (SVPS)
                            PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1995
                               ($ 000'S OMITTED)

                                                                  SAVIN                             PRO FORMA
                                                             ELECTRONICS LTD        SVPS           ADJUSTMENTS     PRO FORMA
                                                             ---------------------------------------------------------------
CURRENT ASSETS
Cash and Cash Equivalents...............................           12                   0              (12)(2)        883
                                                                                                       883 (3)
Trade less allowance for doubtful accounts..............        1,756                   0                           1,756

Other and Prepaid expenses..............................          227                                                 227

Inventories.............................................        2,045                                               2,045
                                                             ---------------------------------------------------------------

TOTAL CURRENT ASSETS....................................        4,040                   0              871          4,911
                                                             ---------------------------------------------------------------
Related Parties -- shareholders.........................          293                                                 293
                                                             ---------------------------------------------------------------
Property and equipment
  Cost..................................................        1,177                                               1,177
  Less -- Accumulated depreciation......................          563                                                 563
                                                             ---------------------------------------------------------------
Total Property and equipment............................          614                                                 614
                                                             ---------------------------------------------------------------
TOTAL ASSETS............................................        4,947                                  871          5,818
                                                             ===============================================================
CURRENT LIABILITIES
  Short-term credits....................................        3,628                                               3,628

Payables:...............................................                                0

  Trade.................................................        1,236                                               1,236
  Other and accrued expenses............................          702                                                 702
  Due to Shareholders...................................                                5                               5
                                                             ---------------------------------------------------------------
TOTAL CURRENT LIABILITIES...............................        5,566                   5                           5,571
                                                             ---------------------------------------------------------------
  Long-Term debt........................................          215                                                 215

  Accrued severance pay.................................          174                                                 174
                                                             ---------------------------------------------------------------
Subtotal................................................          389                                                 389
                                                             ---------------------------------------------------------------
TOTAL LIABILITIES.......................................        5,955                   5                           5,960
                                                             ===============================================================
STOCKHOLDERS EQUITY
Common Stock $.004 Par value; 10,000,000 authorized.....          793                   1               25 (1)        825
8,150,000 issued and outstanding........................                                                 6 (3)

Additional paid-in capital..............................                               48               25 (1)        900
                                                                                                       877 (3)
Accumulated Deficit.....................................       (1,861)                (54)             (12)(2)     (1,927)
Foreign currency translation adjustment.................           60                                                  60
                                                             ---------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY..............................       (1,008)                 (5)              871          (142)
                                                             ===============================================================
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY..............        4,947                   0               871         5,818
                                                             ===============================================================

            SAVIN ELECTRONICS, LTD AND SAVIN ELECTRONICS, INC (SVPS)
                       PRO FORMA STATEMENT OF OPERATIONS
                               DECEMBER 31, 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     SAVIN
                                        SVPS    ELECTRONICS LTD    PRO FORMA
                                      --------------------------------------
Revenues
  System Sales                            0           5,865          5,865
  Maintenance & other services            0             756            756
                                      --------------------------------------
Total Revenues                            0           6,621          6,621

Expenses:
  Materials and components                0           2,523          2,523
  Salaries                                8           1,423          1,431
  Rent                                    1                              1
  Depreciation                            0              79             79
  Miscellaneous                          (1)            279            278
                                      --------------------------------------
Cost of Revenues                          8           4,304          4,312
                                      --------------------------------------
Gross Profit                             (8)          2,317          2,309

Research and development costs (net)      0             207            207

Selling, general and administrative       0           1,717          1,717
                                      --------------------------------------
Operating Profit                         (8)            393            385

Financial Expenses                        0            (640)          (640)

Other Income                              0              78             78
                                      --------------------------------------
Net Loss                                 (8)           (169)          (177)
                                      ======================================
Loss Per Share                        (0.00)          (0.03)         (0.03)
                                      ======================================

            SAVIN ELECTRONICS, LTD AND SAVIN ELECTRONICS, INC (SVPS)

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                               DECEMBER 31, 1995

1. Reflects the issuance of 6,150,000 shares of SVPS to the stockholders of Savin Electronics, Ltd.

2. To record the out of pocket costs incurred in connection with the acquisition.

3. To record the private placement of 1,545,000 of common stock for net proceeds of $883,000.

4. Combines the operations of Savin Electronics Ltd. with Savin Electronics Inc
   (SVPS) as if the acquisition had been consummated at January 1, 1995. Costs of the acquisition and extraordinary items have been omitted. The pro forma statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the acquisition had been consummated on January 1, 1995 nor which may result from future operations.

                                EXHIBIT INDEX

                    Exhibit 27  -  Financial Data Schedule